Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

October 12, 2012

Realogy Holdings Corp.

One Campus Drive

Parsippany, New Jersey 07054

Re:	Realogy Holdings Corp.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Realogy Holdings Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 of the Company (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, relating to the registration of 9,486,600 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to (i) the Realogy Holdings Corp. 2007 Stock Incentive Plan (the “2007 Plan”) and (ii) the Realogy Holdings Corp. 2012 Long-Term Incentive Plan (the “2012 LTIP” and, together with the 2007 Plan, the “Plans”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction of the following: (i) the Registration Statement in the form filed with the Commission on the date hereof; (ii) the Plans; (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (iv) the Amended and Restated By-Laws of the Company, as amended to date and currently in effect; (v) certain resolutions of the Board of Directors of the Company relating to the approval of the Plans, the filing of the Registration Statement and certain related matters; (vi)

Realogy Holdings Corp.

October 12, 2012

certain resolutions of the stockholders of the Company relating to the Plans; and (vii) a specimen certificate representing the Common Stock. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

In rendering the opinion set forth below, we have assumed that the certificates evidencing the Shares will be signed by one of the authorized officers of the Company and registered by the transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock. We have also assumed that the issuance of the Shares has been properly recorded in the books and records of the Company.

Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion with respect to the law of any jurisdiction other than Delaware corporate law (including, to the extent applicable, the Delaware constitution and judicial decisions).

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when such Shares have been issued in accordance with the terms and conditions of the applicable Plan and the applicable award agreements for consideration in an amount at least equal to the par value of such Shares, the Shares will be validly issued, fully paid and nonassessable.

Realogy Holdings Corp.

October 12, 2012

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP